UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2015
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

7075 Flying Cloud Drive Eden Prairie, Minnesota, 55344
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On March 26, 2015, the Leadership Development and Compensation Committee of the Board of Directors of SUPERVALU INC. (the “Company”) approved for the Company’s executive officers including its named executive officers, and the independent members of the Board of Directors of the Company ratified for the Company’s Chief Executive Officer, the design and financial performance targets that will be used in determining payouts for the Company’s Fiscal 2016 annual incentive program. Payouts under the program, if any, will be based on the achievement of targets for the Company’s consolidated adjusted EBITDA; sales and adjusted EBITDA for the Company’s Independent Business, Save-a-Lot and/or Retail Food segments, as applicable; and the achievement of targets for reducing the Company’s administrative overhead costs in fiscal 2016. For each executive officer, the relevant threshold EBITDA goal must be met for there to be any payout. The target bonus payouts for the executive officers range from 50% to 120% of the executive officer’s base salary. If the threshold levels of achievement are met, payouts can range from 25% to 200% of the executive officer’s target payout.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 31, 2015

SUPERVALU INC.

By: /s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)